AMENDMENT TO
                            THE DECLARATION OF TRUST
                  TO CHANGE THE PRINCIPAL OFFICE OF THE TRUST

              FIRST TRUST MLP AND ENERGY INCOME FUND (THE "TRUST")

      The undersigned, constituting at least a majority of the Trustees of the Trust, a business trust organized under the laws of The Commonwealth of Massachusetts, acting pursuant to the Trust's Declaration of Trust, as amended to the date hereof (the "Declaration"), do hereby amend the Declaration as follows:

      The principal office of the Trust is hereby changed from "120 East Liberty Drive, Wheaton, Illinois 60187" to "187 Danbury Road, Wilton, Connecticut 06897," and all references to the address of the principal office of the Trust in the Declaration are hereby accordingly amended.

      This amendment to the Declaration shall become effective on November 8, 2012.

      IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this amendment as of November 8, 2012.

/s/ James A. Bowen                              /s/ Richard E. Erickson
--------------------------------                --------------------------------
James A. Bowen, as Trustee                      Richard E. Erickson, as Trustee
c/o First Trust Advisors L.P.                   c/o First Trust Advisors L.P.
120 East Liberty Drive                          120 East Liberty Drive
Wheaton, Illinois 60187                         Wheaton, Illinois 60187



/s/ Thomas R. Kadlec                            /s/ Niel B. Nielson
--------------------------------                --------------------------------
Thomas R. Kadlec, as Trustee                    Niel B. Nielson, as Trustee
c/o First Trust Advisors L.P.                   c/o First Trust Advisors L.P.
120 East Liberty Drive                          120 East Liberty Drive
Wheaton, Illinois 60187                         Wheaton, Illinois 60187



/s/ Robert F. Keith
--------------------------------
Robert F. Keith, as Trustee
c/o First Trust Advisors L.P.
120 East Liberty Drive
Wheaton, Illinois 60187